Exhibit 99.1

CABOT ANNOUNCES THIRD QUARTER OPERATING RESULTS

REPORTED EARNINGS INCREASED MORE THAN 40% COMPARED TO A YEAR AGO

BOSTON (July 23, 2008)- Cabot Corporation (NYSE: CBT) today announced results for its third fiscal quarter ended June 30, 2008.

Highlights:

•

Significantly improved operating results: higher unit margins and seasonally strong volumes in Rubber Blacks and Performance Products; strong demand in emerging markets offset weaker volumes in the U.S. and Western Europe

•

Continued investments in emerging markets: Performance Segment announces a new masterbatch facility in Dubai and the signing of a joint venture agreement to build a second fumed silica facility in China

•

Achievements in new business development: letter of intent to commercialize Cabot Elastomer Composites (CEC), first shipments of cesium formate to Kazakhstan and new Aerogel shipments in construction sector

•	Active management of new business pipeline: closure of an under-performing project in Superior MicroPowders and reduction in inkjet manufacturing costs

	Third Quarter Ended June 30,
(In millions, except per share amounts)	2008	2007
Net sales	$840	$649
Income from operations	50	33
Diluted earnings per share	$0.43	$0.30
Less: Certain items per share	(0.09)	(0.04)
Less: Discontinued operations per share	—	(0.01)
Adjusted earnings per share	$0.52	$0.35

Cabot Corporation reported third quarter 2008 net income of $27 million ($0.43 per diluted common share). Adjusted EPS was $0.52 per diluted common share, which excludes $6 million ($0.09 per diluted common share) of charges from certain items. This compares to third quarter 2007 net income of $20 million ($0.30 per diluted common share). Adjusted EPS was $0.35 per diluted common share, which excluded $3 million ($0.05 per diluted common share) of charges from certain items and discontinued operations. Details of the Company’s financial results and certain items are provided in the accompanying tables.

Commenting on the results, Patrick Prevost, Cabot’s President and CEO, stated, “I am pleased with our performance this quarter. Our ability to improve margins and profitability is particularly notable given the volatile feedstock environment. Our geographic breadth and strong positions in emerging markets allowed us to maintain solid volumes despite weakening market conditions in the U.S. and Western Europe. We also made progress in our new business development efforts exemplified by the signing of a letter of intent with Michelin to commercialize our CEC technology, first shipments to Kazakhstan of cesium formate and new revenues for Aerogel. We will have to remain vigilant in light of the continued risks posed by raw material price volatility and a potential economic slowdown in developed economies.”

Segment Results

Core Segment

Rubber Blacks profitability increased compared to the third quarter of 2007 on strong unit margins ($15 million contribution) as price increases matched feedstock cost increases for most of the quarter. Volumes were stable (down 1%) with weaker demand in Western Europe and continued softness in North America offset by strong Asia Pacific volumes, particularly in China. Sequentially, profitability improved on strong unit margins ($13 million contribution) and increased overall volumes (up 2%). The time lag of feedstock related pricing adjustments in the Company’s rubber blacks supply contracts and the immediate recognition of feedstock costs in North America due to the use of LIFO accounting had an unfavorable impact of $10 million versus $13 million in the third quarter of 2007 and $15 million in the second quarter of 2008.

Supermetals profitability declined compared to the third quarter of 2007 and sequentially, principally from lower volumes ($7 million and $9 million, respectively) due to softness in capacitor demand and a highly competitive market environment. The business continued to focus on cash, generating $18 million during the quarter, including a further reduction of inventory levels. Additionally, the business minimized purchases of raw materials and continued to assess additional fixed cost reductions.

Performance Segment

Profitability was flat compared to the third quarter of 2007 driven principally by an $8 million unfavorable LIFO impact associated with carbon black feedstock costs. Despite increasing feedstock costs, Performance Products increased unit margins both year over year and sequentially. Volumes remained strong, increasing 3% compared to the third quarter of 2007 and 2% sequentially, with strong growth in emerging regions. Fumed metal oxides was unfavorably impacted by increased raw material and energy costs. Overall demand remained solid. Volumes increased 2% compared to the third quarter of 2007 but declined 4% sequentially. Current quarter results were affected by a one time manufacturing disruption.

Specialty Fluids Segment

Performance met expectations during the third quarter. Profitability was down versus 2007 but remained in line with the second quarter’s results. Shipments of cesium formate fluid to Kazakhstan commenced during the quarter as the business continues to diversify its geographic presence.

New Business Segment

Sales declined versus the third quarter of 2007 and were flat sequentially. Decreased volumes and an unfavorable product mix in inkjet colorants offset a continued recovery in the inkjet aftermarket sector, increased Aerogel revenues in construction and new business in the Superior MicroPowders security market. During the quarter, steps were taken to actively manage the portfolio of new business opportunities, which will improve performance immediately. These actions included workforce reductions and the elimination of under-performing projects. The associated costs for these actions are included in certain items outlined in the accompanying tables.

Cash Flow

Cabot’s operations generated $40 million in cash during the third quarter of 2008, despite a continued increase in working capital from high carbon black feedstock costs. Capital expenditures were $54 million including spending on rubber blacks expansions in China and several energy centers. The Company repurchased 84,000 shares on the open market at a cost of $2.5 million.

Outlook

Commenting on the outlook for the remainder of fiscal 2008 and beyond, Prevost said, “We remain solidly committed to our strategy and long term financial targets. Our Company is well positioned to meet our commitments to improve earnings and create shareholder value. We continue to aggressively manage the impact of increasing feedstock costs through price increases but we will continue to experience negative effects in the fourth fiscal quarter due to substantial hydrocarbon price increases in June and July. We are planning to eliminate most of the time lag in our rubber blacks supply contracts over the coming 18 to 24 months and have implemented monthly pricing adjustments where feasible. Demand remains solid across most of our businesses with our leading positions in emerging markets providing strong support. We are managing our new business efforts with renewed discipline, including taking concrete steps to work more closely with lead users and key partners and terminating under-performing projects where appropriate. Our commitment to high return investments in energy recovery projects and to attractive growth opportunities in emerging regions continues.”

Earnings Call

The Company will host a conference call with industry analysts to discuss its performance for the third quarter ended June 30, 2008. The call will be at 2:00 p.m. Eastern time on July 24, 2008 and can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

Cabot Corporation, headquartered in Boston, Massachusetts, is a global performance materials company. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids. The Company’s website is: http://www.cabot-corp.com.

Forward-Looking Statements

This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s plans to manage the impact of changing raw material costs (including plans to eliminate the time lag of feedstock related pricing adjustments in its rubber blacks supply contracts), strategy for growth, market position, and expected financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Cabot, particularly its latest annual report on Form 10-K, could cause results to differ materially from those stated. These factors include, but are not limited to changes in raw material costs; costs associated with the research and development of new products, including regulatory approval and market acceptance; competitive pressures; successful integration of structural changes, including restructuring plans, and joint ventures; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier or customer operations.

Use of Non-GAAP Financial Measures

The preceding discussion of our results and the accompanying financial tables report adjusted EPS and also include information on our reportable segment sales and segment (or business) operating profit before taxes (“PBT”). Adjusted EPS and segment PBT are non-GAAP financial measures and are not intended to replace EPS and income (loss) from continuing operations before taxes, equity in net income of affiliated companies and minority interest, respectively, the most directly comparable GAAP financial measures. Both EPS and adjusted EPS are calculated on a diluted share basis. In calculating adjusted EPS and segment PBT, we exclude certain items, meaning items that are significant and unusual or infrequent and not believed to reflect the true underlying business performance, and, therefore, are not allocated to a segment’s results or included in adjusted EPS. Further, in calculating segment PBT we include equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs but exclude interest expense, foreign currency translation gains and losses, interest income and dividend income. Our chief operating decision-maker uses adjusted EPS to evaluate the underlying earnings power of the Company. Segment PBT is used to evaluate changes in the operating results of each segment before non-operating factors and before certain items and to allocate resources to the segments. We believe that these non-GAAP measures also assist our investors in evaluating the changes in our results and the Company’s performance. A reconciliation of adjusted EPS to EPS is shown in the table titled Certain Items and Reconciliation of Adjusted EPS, and a reconciliation of total segment PBT to income (loss) from operations before taxes, equity in net income of affiliated companies and minority interest is shown in the table titled Summary Results by Segments. The certain items that are excluded from our calculation of adjusted EPS and segment PBT are detailed in the table titled Certain Items and Reconciliation of Adjusted EPS.

Third Quarter Earnings Announcement, Fiscal 2008

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2008	2007	2008	2007
Net sales and other operating revenues	$840	$649	$2,337	$1,941
Cost of sales	703	543	1,966	1,547

Gross profit	137	106	371	394

Selling and administrative expenses	67	56	190	183
Research and technical expenses	20	17	55	49

Income from operations	50	33	126	162

Other income and expense
Interest and dividend income	—	3	3	8
Interest expense	(9)	(8)	(28)	(26)
Other income (expense)	(2)	3	(5)	4

Total other income and expense	(11)	(2)	(30)	(14)

Income from continuing operations before income taxes, equity in net income of affiliated companies and minority interest	39	31	96	148

Provision for income taxes	(8)	(9)	(13)	(40)
Equity in net income of affiliated companies, net of tax	2	3	6	9
Minority interest in net income, net of tax	(6)	(4)	(15)	(11)

Income from continuing operations	27	21	74	106
Discontinued operations, net of tax (A)	—	(1)	—	(1)

Net income	27	20	74	105
Dividends on preferred stock, net of tax benefit	—	—	—	(1)

Net income available to common shares	$27	$20	$74	$104

Diluted earnings per share of common stock
Income from continuing operations	$0.43	$0.31	$1.16	1.55
Discontinued operations, net of tax (A)	—	(0.01)	—	(0.01)

Net income	$0.43	$0.30	$1.16	$1.54
Weighted average common shares outstanding
Diluted	63	68	63	68

(A)	Amount relates to legal settlements in connection with our discontinued operations, net of tax.

Third Quarter Earnings Announcement, Fiscal 2008

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS

CERTAIN ITEMS:
Periods ended June 30	Three Months				Nine Months
Dollars in millions, except per share amounts (unaudited)	2008 $	2008 per share(A)	2007 $	2007 per share(A)	2008 $	2008 per share(A)	2007 $	2007 per share(A)
Certain items before income taxes
Environmental reserves and legal settlements	$(2)	$(0.03)	$(1)	$(0.01)	$(3)	$(0.04)	$(6)	$(0.07)
Carbon Black federal antitrust litigation	—	—	—	—	—	—	(10)	(0.09)
CEO transition costs	—	—	—	—	(4)	(0.04)	—	—
Restructuring initiatives:
- Global	(5)	(0.05)	—	—	(5)	(0.05)	(4)	(0.04)
- Altona, Australia	—	—	—	—	18	0.20	(1)	(0.01)
- North America	(1)	(0.01)	(3)	(0.03)	(14)	(0.16)	(3)	(0.03)
- Europe (B)	—	—	—	—	(2)	(0.02)	—	—

Total certain items	(8)	(0.09)	(4)	(0.04)	(10)	(0.11)	(24)	(0.24)

Discontinued operations(C)	—	—	(1)	(0.01)	—	—	(1)	(0.01)

Total certain items and discontinued operations	(8)	(0.09)	(5)	(0.05)	(10)	(0.11)	(25)	(0.25)

Tax impact of certain items and discontinued operations	2	—	2	—	3	—	8	—

Total certain items and discontinued operations, after tax	$(6)	$(0.09)	$(3)	$(0.05)	(7)	$(0.11)	$(17)	$(0.25)

Periods ended June 30	Three Months		Nine Months
Dollars in millions (unaudited)	2008	2007	2008	2007
Statement of Operations Line Item
Cost of sales	$(4)	$(3)	$(1)	$(11)
Selling and administrative expenses	(4)	(1)	(9)	(13)

Total certain items	$(8)	$(4)	$(10)	$(24)

NON-GAAP MEASURE:
Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2008 per share(A)	2007 per share(A)	2008 per share(A)	2007 per share(A)
Reconciliation of Adjusted EPS to GAAP EPS
Diluted EPS	$0.43	$0.30	$1.16	$1.54
Total certain items	(0.09)	(0.04)	(0.11)	(0.24)
Discontinued operations	—	(0.01)	—	(0.01)

Adjusted EPS	$0.52	$0.35	$1.27	$1.79

(A)	Per share amounts are calculated after tax.
(B)	Charges relate to former carbon black facilities.
(C)	Amounts relate to legal settlements in connection with our discontinued operations.

Third Quarter Earnings Announcement, Fiscal 2008

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2008	2007	2008	2007
SALES
Core Segment	$537	$399	$1,511	$1,226
Rubber blacks (A)	499	351	1,364	1,048
Supermetals	38	48	147	178
Performance Segment	247	208	695	598
Performance products (A)	175	142	481	399
Fumed metal oxides	72	66	214	199
New Business Segment	13	14	34	38
Inkjet colorants	11	13	30	36
Aerogel	1	1	2	1
Superior MicroPowders	1	—	2	1
Specialty Fluids Segment	17	16	49	42

Segment sales	814	637	2,289	1,904
Unallocated and other (B)	26	12	48	37

Net sales and other operating revenues	$840	$649	$2,337	$1,941

SEGMENT PROFIT
Core Segment	$33	$11	$70	$101
Rubber blacks	37	11	75	86
Supermetals	(4)	—	(5)	15
Performance Segment	31	31	87	101
New Business Segment	(9)	(8)	(30)	(24)
Specialty Fluids Segment	5	7	18	18

Total Segment Profit (C)	60	41	145	196
Interest expense	(9)	(8)	(28)	(26)
General unallocated expense (D)	(10)	1	(15)	(13)
Less: Equity in net income of affiliated companies, net of tax	(2)	(3)	(6)	(9)

Income from continuing operations before income taxes, equity in net income of affiliated companies and minority interest	39	31	96	148
Provision for income taxes	(8)	(9)	(13)	(40)
Equity in net income of affiliated companies, net of tax	2	3	6	9
Minority interest in net income, net of tax	(6)	(4)	(15)	(11)

Income from continuing operations	27	21	74	106
Discontinued operations, net of tax (E)	—	(1)	—	(1)

Net Income	27	20	74	105
Dividends on preferred stock, net of tax benefit	—	—	—	(1)

Net income available to common shares	$27	$20	$74	$104

Diluted earnings per share of common stock
Income from continuing operations	$0.43	$0.31	$1.16	$1.55
Discontinued operations, net of tax (E)	—	(0.01)	—	(0.01)

Net Income	$0.43	$0.30	$1.16	$1.54
Weighted average common shares outstanding
Diluted	63	68	63	68

Note: During the third quarter of fiscal 2008, Management changed the way it manages the Company’s businesses. Accordingly, the segment results for all periods presented has been revised to reflect these changes. The segment results represents the Company’s current best estimate of these values, however, because the calculations are being refined, the values reported in the Company’s future SEC filings may vary materially from those presented in this table.

(A)

During the third quarter of fiscal 2008, the Company purchased additional shares of one of its equity affiliates which resulted in the consolidation of its operating results in the Company’s consolidated financial statements beginning April 1, 2008. Prior to the consolidation, segment sales for certain operating segments within the rubber blacks and performance products product lines included 100% of the sales of this equity affiliate at market-based prices, therefore there is no impact to the reported segment sales for the rubber blacks and performance products product lines.

(B)

Unallocated and other reflects an elimination for sales of one equity affiliate, prior to the consolidation of its results beginning April 1, 2008, offset by royalties paid by equity affiliates and other operating revenues and external shipping and handling fees.

(C)

Segment profit is a measure used by Cabot’s Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment profit includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)

General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income, and the certain items listed in the Certain Items and Reconciliation of Adjusted EPS table.

(E)	Amount relates to legal settlements in connection with our discontinued operations, net of tax.

Third Quarter Earnings Announcement, Fiscal 2008

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

Dollars in millions, except share and per share amounts	June 30, 2008 (unaudited)	September 30, 2007 (audited)
Current assets:
Cash and cash equivalents	$107	$154
Short-term marketable securities	1	2
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $6	677	563
Inventories:
Raw materials	204	154
Work in process	59	77
Finished goods	261	184
Other	34	27

Total inventories	558	442
Prepaid expenses and other current assets	92	72
Deferred income taxes	38	35
Assets held for sale	7	7

Total current assets	1,480	1,275

Investments:
Equity affiliates	52	65
Long-term marketable securities and cost investments	1	3

Total investments	53	68

Property, plant and equipment	3,084	2,823
Accumulated depreciation and amortization	(1,985)	(1,807)

Net property, plant and equipment	1,099	1,016

Other assets:
Goodwill	37	34
Intangible assets, net of accumulated amortization of $11 and $10	3	4
Assets held for rent	44	42
Deferred income taxes	134	120
Other assets	91	77

Total other assets	309	277

Total assets	$2,941	$2,636

Third Quarter Earnings Announcement, Fiscal 2008

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

Dollars in millions, except share and per share amounts	June 30, 2008 (unaudited)	September 30, 2007 (audited)
Current liabilities:
Notes payable to banks	$171	$67
Accounts payable and accrued liabilities	450	427
Income taxes payable	37	36
Deferred income taxes	2	2
Current portion of long-term debt	39	15

Total current liabilities	699	547

Long-term debt	483	503
Deferred income taxes	19	16
Other liabilities	345	300

Minority interest	110	76

Stockholders’ equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value	—	—
Series B ESOP Convertible Preferred Stock 7.75% Cumulative
Authorized: 200,000 shares
Issued: None
Outstanding: None
Common stock:
Authorized: 200,000,000 shares of $1 par value	64	65
Issued: 64,348,116 and 65,424,674 shares
Outstanding: 64,221,766 and 65,279,803 shares
Less cost of 126,349 and 144,871 shares of common treasury stock	(4)	(5)
Additional paid-in capital	—	—
Retained earnings	1,146	1,119
Deferred employee benefits	(31)	(34)
Notes receivable for restricted stock	(16)	(19)
Accumulated other comprehensive income	126	68

Total stockholders’ equity	1,285	1,194

Total liabilities and stockholders’ equity	$2,941	$2,636

CABOT CORPORATION

	Fiscal 2007					Fiscal 2008
In millions, except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY
Sales
Core Segment	$428	$399	$399	$423	$1,649	$463	$511	$537	$—	$1,511
Rubber blacks (A)	351	346	351	368	1,416	410	454	499		1,364
Supermetals	77	53	48	55	233	53	57	38		147
Performance Segment	188	202	208	213	811	211	236	247	—	695
Performance products (A)	123	134	142	142	541	141	164	175		481
Fumed metal oxides	65	68	66	71	270	70	72	72		214
New Business Segment	11	13	14	11	49	9	13	13	—	34
Inkjet colorants	10	13	13	10	46	8	11	11		30
Aerogel	—	—	1	—	1	—	1	1		2
Superior MicroPowders	1	—	—	1	2	1	1	1		2
Specialty Fluids Segment	16	10	16	16	58	16	16	17		49

Segment Sales	643	624	637	663	2,567	699	776	814	—	2,289
Unallocated and other (B)	12	13	12	12	49	12	10	26		48

Net sales and other operating revenues	$655	$637	$649	$675	$2,616	$711	$786	$840	$—	$2,337

Segment Profit
Core Segment	$56	$33	$11	$9	$109	$15	$23	$33	$—	$70
Rubber blacks	40	34	11	8	93	14	24	37		75
Supermetals	16	(1)	—	1	16	1	(1)	(4)		(5)
Performance Segment	34	36	31	30	131	27	28	31		87
New Business Segment	(11)	(4)	(8)	(10)	(33)	(12)	(9)	(9)		(30)
Specialty Fluids Segment	8	3	7	7	25	7	5	5		18

Total Segment Profit (C)	87	68	41	36	232	37	47	60	—	145

Interest expense	(9)	(9)	(8)	(8)	(34)	(9)	(9)	(9)		(28)
General unallocated income (expense) (D)	—	(15)	1	(5)	(18)	8	(13)	(10)		(15)
Less: Equity in net income of affiliated companies, net of tax	(3)	(3)	(3)	(3)	(12)	(2)	(2)	(2)		(6)

Income from continuing operations before income taxes, equity in net income of affiliated companies and minority interest	75	41	31	20	168	34	23	39		96
Benefit (provision) for income taxes	(19)	(11)	(9)	2	(38)	6	(11)	(8)		(13)
Equity in net income of affiliated companies, net of tax	3	3	3	3	12	2	2	2		6
Minority interest in net income, net of tax	(5)	(2)	(4)	(4)	(15)	(6)	(3)	(6)		(15)

Income from continuing operations	54	31	21	21	127	36	11	27		74
Discontinued operations, net of tax (E)	—	—	(1)	3	2	—	—	—		—

Net income	54	31	20	24	129	36	11	27		74
Dividends on preferred stock, net of tax benefit	—	(1)	—	—	(1)	—	—	—		—

Net income available to common shares	$54	$30	$20	$24	$128	$36	$11	$27		$74

Diluted earnings per share of common stock
Income from continuing operations	$0.79	$0.45	$0.31	$0.32	$1.87	$0.56	$0.17	$0.43		$1.16
Discontinued operations, net of tax (E)	—	—	(0.01)	0.04	0.03	—	—	—		—

Net income	$0.79	$0.45	$0.30	$0.36	$1.90	$0.56	$0.17	$0.43		$1.16

Weighted average common shares outstanding
Diluted	69	69	68	66	68	64	64	63		63

Note: During the third quarter of fiscal 2008, Management changed the way it manages the Company’s businesses. Accordingly, the segment results for all periods presented has been revised to reflect these changes. The segment results represents the Company’s current best estimate of these values, however, because the calculations are being refined, the values reported in the Company’s future SEC filings may vary materially from those presented in this table.

(A)

During the third quarter of fiscal 2008, the Company purchased additional shares of one of its equity affiliates which resulted in the consoliation of its operating results in the Company’s consolidated financial statements beginning April 1, 2008. Prior to the consolidation, segment sales for certain operating segments within the rubber blacks and performance products product lines included 100% of the sales of this equity affiliate at market-based prices, therefore there is no impact to the reported segment sales for the rubber blacks and performance products product lines.

(B)

Unallocated and other reflects an elimination for sales of one equity affiliate, prior to the consolidation of its results beginning April 1, 2008, offset by royalties paid by equity affiliates and other operating revenues and external shipping and handling fees.

(C)

Segment profit is a measure used by Cabot’s Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment profit includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)

General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income and certain items listed in the Certain Items and Reconciliation of Adjusted EPS table.

(E)	Amounts relate to legal and tax settlements in connection with our discontinued operations.